UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2014

Cardica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51772	94-3287832

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA	94063

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 30, 2014, the Board of Directors of Cardica, Inc. sent a letter to Broadfin Capital LLC responding to Broadfin Capital’s letter to the Board dated September 24, 2014. Cardica’s letter to Broadfin Capital is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein, and Broadfin Capital’s letter to Cardica is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Additional Information and Where to Find It

Cardica intends to file with the Securities and Exchange Commission (the “SEC”) and expects to mail to stockholders a proxy statement relating to Cardica’s 2014 Annual Meeting of Stockholders. Stockholders are urged to read the proxy statement and any related documents when they become available as they contain important information. Stockholders may obtain free copies of these documents and other documents filed with the SEC by Cardica at the SEC’s website at www.sec.gov. These documents can also be obtained free of charge from Cardica’s website at www.cardica.com. Stockholders may also contact McKenzie Partners with questions or requests for additional copies of the proxy materials by calling toll free at (800) 322-2885.

Cardica’s directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders. Information regarding the names and special interests of these directors and executive officers in proxy solicitation will be included in the proxy statement described above.

Item 9.01 Financial Statements and Exhibits.

Exhibit

Number	Description

99.1	Letter from the Board of Directors of Cardica, Inc. to Broadfin Capital LLC, dated September 30, 2014

99.2	Letter from Broadfin Capital LLC to the Board of Directors of Cardica, Inc., dated September 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)

Date: September 30, 2014	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer

EXHIBIT INDEX

Exhibit

Number	Description

99.1	Letter from the Board of Directors of Cardica, Inc. to Broadfin Capital LLC, dated September 30, 2014

99.2	Letter from Broadfin Capital LLC to the Board of Directors of Cardica, Inc., dated September 24, 2014